MODIFICATION TO STOCK PURCHASE AGREEMENT

This Modification (“Modification”)is made between NewState Capital Co., Ltd., a corporation with its principal place of business at 837-26 Yoksam-Dong, Kangnam-Gu, Seoul (hereinafter referred to as the “Transferee”) and Suk Cho Kang and the other shareholders named in the Exhibit “A” (hereinafter referred to as the “Transferor” or “Transferors” collectively) to modify the terms of the Agreement (the “Agreement”) made between the Transferors and Transferee on December 1, 2000.

Article 1 (Performance of the Agreement)

1.  Upon execution of this Modification, the Transferors shall transfer 100,000 shares of stock constituting 6.21% of the total issued and outstanding shares of stock to a third party designated by the Transferee and the Transferee shall pay the Transferors the sum of 460,000,000 Won.

2.  (1) The Transferors hereby assigns all the rights in the 471,000 shares which have not been transferred to the Transferee yet pending the approval of the Financial Supervision Commission and the Transferee pledges the shares to the Transferors.

(1)  The title to the shares shall be transferred to the Transferee or its designee upon the approval of the Financial Supervision Commission. In the event the approval is delayed, the Transferee shall sell the shares to third parties.

(2)  The Transferee shall complete the abovementioned transaction by June 30, 2001. Otherwise, the performance under the Agreement and this Modification shall be considered to have been completed as of June 30, 2001.

3.  (1) First Transfer Agreement under the Agreement and the transfer of shares other than the shares transferred under Article 1 above shall be completed no later than June 30, 2001. (The shares shall be acquired by the Transferee or its designee no later than June 30, 2001.)

(2)   For the faithful performance of this Modification, the Transferee shall pay the sum of 1,638,600,000 Won as security.

(3)  The above security shall be automatically applied to the balance of Purchase Price under the Agreement on June 30, 2001.

(4)  Notwithstanding the provision of the security, the penalty and non-applicability of redemption under Article 9 (2) of the Agreement shall remain in effect.

Article 2 (Transfer of Management)

1.  Upon the execution of this Modification, the Transferee shall take all the legal and economical responsibility for management of the Corporation and the Transferors shall not be responsible for same.

2.  The Transferors shall fully cooperate with the Transferee for the orderly management of the Corporation until the Closing.

Article 3 (Lease Agreement)

The lease agreement made between the Transferors and the Corporation shall be extended to June 30, 2001.

All the other terms and conditions contained in the Agreement, other than those modified herein, shall remain in full force and effect.

Dated:    April 24, 2001

Transferors:
Suk Cho Kang, individually
and on behalf of the other Transferors named in Exhibit "A"

Signature:    _________________________
Name:         Suk Cho Kang                  (Seal)

Transferee:
NewState Capital Co., Ltd.

Signature:    _________________________
Name:          Byung Ki Kim
Position:        Representative Director             (Seal)